UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 31, 2018
Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (330) 490-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
     Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, Andreas W. Mattes stepped down as Chief Executive Officer and President of Diebold Nixdorf, Incorporated (the “Company”) on December 13, 2017. On February 5, 2018, Mr. Mattes resigned as a member of the Company's Board of Directors (the “Board”). Such resignation took effect immediately.
Also, as previously announced, the Board appointed two Company executives, Christopher A. Chapman, the Company’s Senior Vice President and Chief Financial Officer, and Juergen Wunram, the Company’s Senior Vice President and Chief Operating Officer, as Interim Co-Presidents of the Office of the Chief Executive on December 13, 2017. On January 31, 2018, in connection with these appointments, the Board approved monthly stipends to Mr. Chapman and to Mr. Wunram in the amount of $10,000 each, effective as of December 13, 2017, to be paid each month during their tenure in this interim position.
In addition, on January 31, 2018, the Board determined that, if Mr. Chapman's employment is terminated other than for cause or if he leaves the Company's employ for good reason during the two years after the Company hires a new chief executive officer, then he will be deemed to have met certain age and continuous service requirements necessary for the continued or accelerated vesting for such awards in accordance with the terms of the applicable award agreements.  Awards granted prior to 2017 will not be subject to such treatment.  If Mr. Chapman remains employed through the two-year period, these rights terminate.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated
February 6, 2018	By:	/s/ Jonathan B. Leiken
		Name:	Jonathan B. Leiken
		Title:	Senior Vice President, Chief Legal Officer and Secretary